Exhibit 10.2

FORM OF

PACWEST BANCORP
STOCK INCENTIVE PLAN
STOCK UNIT AWARD AGREEMENT

[Date]

1. Definitions. Unless otherwise defined herein, the terms defined in the PacWest Bancorp 2003 Stock Incentive Plan, as amended (the “Plan”) shall have the same defined meanings in this Stock Unit Award Agreement (“Agreement”) and the Notice of Stock Unit Award Grant attached hereto as Appendix A.

2. Grant of Stock Unit Award. Pursuant to the terms and conditions set forth in the Notice of Stock Unit Award Grant, this Agreement, and the Plan, PacWest Bancorp (the “Company”) grants to the grantee named in the Notice of Stock Unit Award Grant (“Grantee”) on the date of grant set forth in the Notice of Stock Unit Award Grant (“Date of Grant”) the number of Units set forth in the Notice of Stock Unit Award Grant. This Stock Unit Award is intended to be a Performance Stock Unit Award, and each “Unit” shall represent an unfunded, unsecure promise by the Company to deliver you one share of Common Stock for each Unit that vests.

3. Vesting. The Grantee shall vest in the Units in accordance with the vesting schedule provided for in the Notice of Stock Unit Award Grant; provided, however, that the Grantee shall cease vesting in the Units on the Grantee’s Termination Date or the date on which the Compensation Committee of the Company’s Board of Directors (the “Administrator”) determines that the performance goals provided for in the Notice of Stock Unit Award Grant were not satisfied during the designated period of time. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in the Units that are outstanding on the date of the Vesting Event, provided, however, that in the event of the death of a Participant, any outstanding Units (1) shall be deemed earned at the target level with respect to all open performance periods if death occurs during the performance period, and (2) shall be deemed earned at the actual performance level achieved if death occurs after the end of the performance period.

4. Risk of Forfeiture.

(a) General Rule. The Units shall initially be subject to a Risk of Forfeiture. The Units subject to a Risk of Forfeiture shall be referred to herein as “Restricted Share Units”.

(b) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Units.

(c) Forfeiture of Units. The Restricted Share Units shall automatically be forfeited without payment or consideration on the Grantee’s Termination Date or the date on which the Administrator determines that the performance goals provided for in the Notice of Stock Unit Award Grant were not satisfied during the designated period of time.

(d) Adjustments.  The Units will be subject to adjustment in accordance with the terms of Section 11(a) of the Plan.

(e) Clawback.  In consideration of this grant of Units, the Grantee agrees that the Agreement and any Units hereunder (and/or other consideration awarded in settlement of the Units) will be subject to forfeiture and/or repayment to the extent provided for in the PacWest Bancorp Clawback Policy, as in effect from time to time, if it is determined in accordance with the policy that a Clawback Event (as defined in such policy) has occurred.

5. Rights as a Stockholder. The Grantee will not be paid any dividends during the performance period and instead any dividends paid by the Company during the performance period that would have been paid upon any Shares in respect of your Stock Unit Award had such Shares been issued at the time dividends were paid will be paid out at the time the Shares are delivered based on the actual number of Shares delivered. Grantee shall not be deemed to be the holder of Shares underlying the Stock Unit Award, and shall not have any of the rights of a stockholders with respect to such Shares underlying the Stock Unit Award unless and until the Company shall have issued and delivered Shares to the Grantee and the Grantee’s name shall have been entered as a stockholder of record on the books of the Company.

6. Non-transferability of Stock Unit Award. Except as otherwise provided for in the Plan, this Stock Unit Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and any Stock Unit Award rights may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Grantee transfers all or part of this Stock Unit Award pursuant to the previous sentence, then the terms of this Agreement, the Plan and the Notice of Stock Unit Award shall apply to the transferee to the same extent as to the Grantee.

7. Regulatory Compliance. The issuance of Common Stock pursuant to this Agreement shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

8. Modification and Termination. The rights of the Grantee are subject to modification and termination in certain events, as provided in the Plan.

9. Withholding Tax. The Company’s obligation to deliver Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The Grantee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Grantee’s salary) in cash. In the Administrator’s sole discretion, the Grantee may pay the withholding amount with Shares (including previously vested stock); provided, however, that payment in Shares shall be limited to the withholding amount calculated using the minimum statutory withholding rates, in accordance with applicable withholding requirements.

10. Nondisclosure. Grantee acknowledges that the grant and terms of this Stock Unit Award are confidential and may not be disclosed by Grantee to any other person, including other employees of the Company and other participants in the Plan, without the express written consent of the Company’s Chief Executive Officer. Notwithstanding the foregoing, the Grantee may disclose the grant and terms of this Stock Unit Award to the Grantee’s family member, financial advisor, and attorney and as may be required by law or regulation. Any breach of this provision will be deemed to be a material breach of this Agreement.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California without regard to principles of conflict of laws.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted transferees, successors and assigns.

13. Plan. This Agreement and the Notice of Stock Unit Award Grant are subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Grantee. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator upon any questions arising under the Plan, this Agreement, and the Notice of Stock Unit Award Grant.

14. Rights to Future Employment. This Stock Unit Award does not confer upon the Grantee any right to continue in the Service of the Company or any Affiliate, nor does it limit the right of the Company to terminate the Service of the Grantee at any time.

15. Entire Agreement. The Notice of Stock Unit Award Grant, this Agreement, and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) between the parties which relate to the subject matter hereof.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Stock Unit Award is granted under and governed by the terms and conditions of this Agreement and the Plan and the Notice of Stock Unit Award Grant, both of which are attached and incorporated herein by reference. This Stock Unit Award is of no force and effect until this Agreement is signed by you and the Company’s representative, the Notice of Stock Unit Award Grant is signed by you[ and the Spousal Consent form (attached hereto as Appendix B and incorporated herein by reference) is signed by your spouse, if any].

GRANTEE:	PACWEST BANCORP

By:	By:

Name:	Christopher D. Blake Exec. Vice President

APPENDIX B

SPOUSAL OR REGISTERED DOMESTIC PARTNER CONSENT

The undersigned, the spouse or registered domestic partner of  (“Grantee”), (i) acknowledges that s/he has read the foregoing Stock Unit Award Agreement (the “Agreement”) and Notice of Stock Unit Award Grant and the PacWest Bancorp 2003 Stock Incentive Plan, as amended (collectively, the “Stock Unit Award Documents”), (ii) agrees that any interest that he/she now has or may hereafter acquire in the shares of stock of PacWest Bancorp now owned or hereafter acquired by Grantee pursuant to the terms of this Agreement shall be bound by the terms and provisions contained in the Stock Unit Award Documents, and (iii) agrees to be bound by the terms and provisions of the Stock Unit Award Documents, as fully as Grantee.

Dated:	By:

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